RESTRICTIVE COVENANTS AND SEVERANCE AGREEMENT

THIS AGREEMENT is made by and between Gibraltar Industries, Inc., a Delaware corporation, with offices at 3556 Lake Shore Road, Buffalo, New York 14219 (the “Company”), and William T. Bosway (the “Executive”) on this 17th day of December, 2018 and is effective as of January 2, 2019.

RECITALS:
The Company has appointed the Executive as the Company’s President and Chief Executive Officer, and a member of the Company’s Board of Directors, effective as of January 2, 2019. The Company and the Executive desire to set forth in writing the terms of restrictive covenants which the Executive will be bound by during the period of his employment with the Company and, as specified in this Agreement, thereafter, as well as the terms and conditions of the severance benefits which the Executive will be entitled to receive from the Company upon a termination of his employment.

CONSIDERATION:

NOW, THEREFORE, in consideration of the conditions and covenants set forth in this Agreement, the parties hereto agree as follows:

ARTICLE 1.
Restrictive Covenants

.Confidentiality. During the period of the Executive's employment with the Company and for a period of two (2) years following a termination, for any reason whatsoever, of the Executive's employment, the Executive agrees that he will not, without the written consent of the Company’s Board of Directors (the “Board”), disclose to any person (other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or to a person as required by any order or process of any court or regulatory agency) any confidential information obtained by the Executive while in the employ of the Company with respect to any management strategies, policies or techniques or with respect to any products, improvements, formulae, designs or styles, processes, customers, methods of distribution, or methods of manufacture of the Company or any of its subsidiaries; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. Nothing in this Section shall be deemed or construed to prohibit the Executive from making any disclosure that is required by law or by legal process or any disclosure that is necessary to file a complaint with or participate in an investigative proceeding of any federal, state or local governmental agency or from making any voluntary disclosure to the U.S. Securities and Exchange Commission with respect to possible violations of U.S. securities laws.
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.Non-Compete. During a period of two (2) years after the date of any termination of the Executive's employment with the Company, the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which competes with any business conducted by the Company or with any group, division or subsidiary of the Company in any geographic area where such business is being conducted at the time of such termination (any such business, subject to the provisions of Section

1.03 below, being hereinafter referred to as a “Competitive Operation”). Ownership by the Executive of 2% or less of the voting stock of any publicly held Company shall not constitute a violation of this Section 1.02.
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.Competitive Operation. For purposes of Section 1.02 hereof: (a) a business shall not be deemed to be a Competitive Operation unless: (i) 10% or more of the consolidated gross sales and operating revenues of the Company is derived from such business; or (ii) 10% or more of the consolidated assets of the Company are devoted to such business; and (b) a business which is conducted by the Company at the time of the Executive's termination and which subsequently is sold or discontinued by the Company shall not, subsequent to the date of such sale or discontinuance, be deemed to be a Competitive Operation within the meaning of Section 1.02 hereof.
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.Non-solicitation of Employees. During a period of two (2) years after the date of any termination of the Executive’s employment with the Company, the Executive will not, solicit or offer to employ any individuals that are employees of the Company or any of its subsidiaries or wholly owned limited liability companies (including any executive officers of the Company) at the time the Executive’s employment is terminated; provided that, the limitation on the right of the Executive to solicit or offer to employ individuals as contained in this Section shall not apply to any such individuals who, either before or after the termination of the Executive’s employment with the Company, have terminated their employment with the Company, its subsidiaries and its wholly owned limited liability companies.
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ARTICLE 2.Severance and Effects of Termination

.Termination Rights.
(a)(a) The Company and the Executive acknowledge and agree that the Executive’s employment with the Company is an “at will” employment and that, except in the case of a termination of the Executive’s employment by the Company for “Cause” (as hereinafter defined), the Executive’s employment with the Company may be terminated by the Company or by the Executive on thirty (30) days advance written notice. The effective date of any such termination shall, unless a longer period is otherwise stated in the written notice of termination and agreed to by the party to whom such written notice is delivered, be the last day of the thirty (30) day period beginning on the date the written notice of termination is delivered to the Executive or the Company, whichever the case may be. For purposes of this Agreement, the Company shall be deemed to have “Cause” to terminate this Agreement if the Executive has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business; provided that, the Executive shall not, under any circumstances, be deemed to have engaged in egregious acts or omissions if: (i) the acts or omissions have been committed or omitted by the Executive in connection with the implementation of policies or procedures or strategic initiatives which have been disclosed to or directed by the Board; and (ii) in the case of policies or procedures or strategic initiatives which have been disclosed to the Board, the Board has not objected to the Executive’s implementation of any such policies, procedures or strategic initiatives. For the avoidance of doubt, the Company may terminate the Executive’s employment without providing thirty (30) days advance written notice to the Executive if the Company has “Cause” to terminate the Executive’s employment, and, for the further avoidance of doubt, the Company shall be deemed to have “Cause” to terminate the Executive’s employment if the Executive violates the Company’s policy against sexual harassment.

(b)In connection with any termination of the Executive’s employment, the Executive shall, on the effective date of any such termination, automatically and without any affirmative action on the part of the Executive or the Company, be deemed to have resigned from: (i) his position as President and Chief Executive Officer; (ii) from his position as a member of the Company’s Board; (iii) his position as an officer, director and/or manager of any partnership, joint venture, corporation, limited liability company or other entity in which the Company, directly or indirectly, owns a majority of the voting equity interests (any such entity being hereinafter an “Affiliate”); and (iv) from all other positions that the Executive may hold with the Company or any Affiliate of the Company, whether as an officer, employee, or member of any committee, board or other executive or administrative body. In addition, notwithstanding the requirement that the Company or the Executive provide thirty (30) days advance written notice of their intent to terminate the Executive’s employment with the Company, the Company may, in its written notice of intent to terminate the Executive’s employment or, upon receipt by the Company of a written notice from the Executive of his intent to terminate his employment, provide written notice to the Executive that he is not to continue to perform any duties for the Company or enter any premises owned or leased by the Company or any of its Affiliates and, in the event that the Company provides any such written notice to the Executive, the Executive agrees to comply with any such directives of the Company. For the avoidance of doubt, notwithstanding the delivery by the Company to the Executive of any written notice that the Executive is not to continue to perform duties for the Company or its Affiliates or enter the premises of the Company or its Affiliates, the effective date of the Executive’s termination shall be the last day of the thirty (30) day period beginning on the date the written notice of termination is delivered to the Executive or the Company, whichever the case may be.

.Effect of Termination for Cause or Without Good Reason.    In the event the Executive's employment with the Company is terminated by the Company for Cause or by the Executive for any reason other than a “Good Reason” (as determined pursuant to Section 2.03 hereof), on the first day that employees of the Company who are employed at the Company’s corporate headquarters are paid a regular installment of their base salary (any such date that employees of the Company who are employed at the Company’s corporate headquarters are paid a regular installment of their base salary being hereinafter a “Pay Date”) following the effective date of such termination, the Company shall pay to the Executive any installment of his annual base salary (hereinafter “Base Salary”) as in effect at the date his termination employment is terminated, which installment is accrued and unpaid as of the date the termination of the Executive’s employment becomes effective. After the amount required to be paid to the Executive by the preceding sentence has been paid, the Company shall have no further obligation to pay the Executive any additional Base Salary, compensation or bonuses and, except as otherwise provided in Section 2.05, no further obligation to pay to or provide the Executive any other benefits.
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.Effect of Termination Without Cause or for Good Reason.
(a)(a) For purposes of this Agreement, the Executive’s termination of his employment with the Company shall be deemed to be for a “Good Reason” if:
(A) (i) (A) the Executive's Base Salary and/or annual or long term cash or equity based bonus opportunity as a percentage of his Base Salary is reduced or any other material compensation or benefit arrangement for the Executive is reduced (and such reduction in the Executive’s Base Salary, annual or long term cash or equity based bonus opportunity or other material compensation or benefit arrangement is not made in accordance with a reduction in the base salaries, bonus opportunity or other material compensation payable to a majority of the other executive officers of the Company); or

(B)the Executive's duties or responsibilities are changed in a manner with the result that the Executive’s new duties and responsibilities are: (I) materially greater than the Executive’s duties and responsibilities immediately prior to such change and such change in the Executive’s duties and responsibilities is not accompanied by a mutually agreeable increase in compensation, including Base Salary and annual and long term cash and equity incentive compensation opportunities; or (II) decreased or otherwise limited so as to be inconsistent with the

Executive’s position (including status, offices, title and reporting requirements) immediately prior to the change in the Executive’s duties; or
(C)
(D)the Executive’s authority is: (I) materially increased, without the Executive’s consent and without a mutually agreeable increase in compensation, including Base Salary and annual and long-term cash and equity incentive compensation opportunities, of the Executive; or (II) reduced or otherwise limited, in each case so as to be inconsistent with the authority which accompanied the Executive’s position immediately prior to the change in the Executive’s authority; and
(E)
(i)the Executive, no later than thirty (30) days following the occurrence of any of the events described above in Section 2.03(a)(i) provides written notice to the Company that the Executive intends to terminate his employment with the Company for a “Good Reason” if the Company does not, within thirty (30) days following the delivery of such written notice to the Company, eliminate the condition (described in Section 2.03(a)(i)(A), (B) or (C)) which would otherwise permit the Executive to terminate his employment with the Company for a Good Reason; and
(ii)
(iii)the Company does not, within thirty (30) days following the receipt by the Company of the written notice described in Section 2.03(a)(ii) above, eliminate the condition (described in Section 2.03(a)(i)(A), (B) or (C)) which would otherwise permit the Executive to terminate his employment with the Company for a Good Reason.
(iv)
The written notice which the Executive is required to provide to the Company with respect to his intent to terminate his employment with the Company for a Good Reason as required by Section 2.03(a)(ii) above shall describe with reasonable particularity the facts, events or circumstances which provide the Executive the right to terminate his employment with the Company for a Good Reason.

(b)In the event that the Company receives a written notice from the Executive as described in Section 2.03(a)(ii) above and does not eliminate the condition (described in Section 2.03(a)(i)(A), (B) or (C)) which would otherwise permit the Executive to terminate his employment with the Company for a Good Reason within thirty (30) days following the Company’s receipt of such written notice, the Executive’s employment with the Company shall be deemed to have been terminated by the Executive for a Good reason effective as of the last day of such thirty (30) day period. If, prior to the expiration of the thirty (30) day period following the date the Company receives a written notice from the Executive as described in Section 2.03(a)(ii) above, the company delivers written notice to the Executive that the Company does not intend to eliminate the condition (described in Section 2.03(a)(i)(A), (B) or (C)) which would otherwise permit the Executive to terminate his employment with the Company for a Good Reason, the Executive’s employment with the Company shall be deemed to have been terminated by the Executive for a Good Reason effective as of the date that the Company delivers such written notice to the Executive.

(c)In the event that the Executive's employment is terminated by the Company, without “Cause” or by the Executive for a reason which constitutes a “Good Reason”, the Company shall pay to the Executive; (i) any installment of his Base Salary which is accrued and unpaid as of the date the termination of the Executive’s employment becomes effective, which payment shall be made in one lump sum on the first Pay Date following the effective date of such termination; and (ii) if the Executive is entitled to payment of an annual bonus under the terms of the MICP for the calendar year ending immediately prior to the calendar year in which his employment is terminated and such bonus has not been paid to the Executive prior to the date his employment is terminated, the Company shall pay the amount of any such bonus to the Executive on the same date that bonuses under the MICP for the calendar year ending immediately prior to the calendar year in which the termination of the Executive’s employment becomes effective are paid.

(d)In addition to the amounts described in Section 2.03(c) above, in the event that the Executive’s employment is terminated by the Company, without Cause or by the Executive for a Good Reason, provided that, within forty-five (45) days following the date the Company delivers to the Executive a waiver and release in the standard form used by the Company (hereinafter the “Waiver and Release”), the Executive executes and delivers such Waiver and Release to the Company and does not revoke such Waiver and Release as permitted by the Waiver and Release: (i) if and to the extent that the Executive has been awarded or is deemed to be the owner of any equity based incentive compensation, including, but not limited to, restricted stock, restricted stock units, options and performance stock units, effective as of the date that the termination of the Executive’s employment is effective, all such equity based incentive compensation shall, notwithstanding the terms under which any such equity based incentive compensation was issued or awarded to the Executive, become nonforfeitable and the cash (to the extent that any such equity based incentive compensation is settled in cash) which is payable to the Executive with respect to such equity based incentive compensation, or the shares of common stock of the Company (to the extent that any such equity based incentive compensation is settled in shares of common stock of the Company) which is issuable to the Executive shall be paid or issued to the Executive, as the case may be, in one lump sum, on the first Pay Date following the end of the six (6) month period following the date the termination of the Executive’s employment becomes effective; provided that, with respect to equity based incentive compensation which is contingent on the achievement of specified performance criteria, payment of any such cash or issuance of any such shares of the Company’s common stock shall be made on the first Pay Date following the later of the end of the six (6) month period following the date the termination of the Executive’s employment becomes effective and the expiration of the period over which such performance was to be measured; (ii) the Company shall pay to the Executive an amount equal to the Executive’s Base Salary as of the date his termination of employment becomes effective multiplied by two (2) (such amount being hereinafter the “Base Salary Severance”) as follows: (A) on the first Pay Date which occurs after the end of the six (6) month period following the date the termination of the Executive’s employment becomes effective, the Company shall pay to the Executive, in one lump sum payment, an amount equal to twenty five percent (25%) of the Executive’s Base Salary Severance; and (B) the remaining portion of the Executive’s Base Salary Severance shall be paid to the Executive in thirty eight (38) substantially equal consecutive bi-weekly installments beginning with the first Pay Date following the date on which the Executive was paid the lump sum payment of twenty five percent (25%) of the Executive’s Base Salary Severance; (iii) on the later of the first Pay Date following the end of the six (6) month period beginning on the date the termination of the Executive’s employment becomes effective and the date that annual performance bonuses are paid by the Company to employees employed at the Company’s corporate headquarters, the Company will pay to the Executive in one lump sum payment, an amount equal to the amount of the annual performance bonus the Executive would have been entitled to receive for the year in which the termination of the Executive’s employment is effective (based on actual financial performance by the Company for such year and assuming the achievement of targeted level of performance of any personal strategic objectives), pro-rated to reflect the actual portion of the calendar year that you were employed by the Company; and (iv) the Company will healthcare continuation coverage make available to the Executive (hereinafter “Continuation Coverage”) as required by the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and will subsidize the amount of the monthly premiums payable with respect to the provision of such Continuation Coverage to the Executive at the same rate that the Company subsidizes monthly healthcare premiums for Continuation

Coverage which is being provided to former employees of the Company’s corporate office for the applicable calendar year that Continuation Coverage is being provided.

(e)For purposes of determining the amount of cash or shares of the Company’s common stock which is to be paid or issued to the Executive pursuant to Section 2.03(d)(i) above with respect to any equity based incentive compensation that is contingent on the satisfaction of any pre-established performance criteria, with respect to any personal strategic objectives of the Executive, the Executive shall be deemed to have achieved the targeted level of performance established with respect to such personal strategic objectives and with respect to financial objectives, the actual performance shall be used.

(f)After the amounts required to be paid to the Executive by the foregoing provisions of this Section 2.03 have been paid to the Executive, except as otherwise provided in Section 2.05 hereof, the Company shall have no further obligation to pay the Executive any additional Base Salary, compensation or bonuses or other benefits.

(g)If Executive dies while any amount payable to the Executive under the provisions of this Section 2.03 is still payable to him hereunder, all such amounts shall paid in accordance with the terms of this Agreement to the Executive's personal representative or the executor or administrator of the Executive's estate within ten (10) days from the date such personal representative, executor or administrator is appointed.

.Payments Subject to Taxes. All payments made by the Company to the Executive under this Agreement shall be subject to applicable payroll and withholding taxes which shall be deducted by the Company from the amount otherwise payable to the Executive. With respect to any shares of common stock of the Company to be issued to the Executive pursuant to this Agreement, upon written consent of the Executive, the Company will reduce the number of shares of common stock of the Company to be issued to the Executive to reflect the amount of the applicable payroll and withholding taxes which would otherwise be payable with respect to the common stock of the Company to be issued to the Executive. In the event that the Executive is entitled to receive shares of common stock of the Company pursuant to this Agreement and does not consent to the withholding by the Company of shares of common stock to pay the applicable payroll and withholding taxes payable in connection with the issuance to the Executive of such shares of common stock, the Executive agrees that he will be solely responsible for payment of any and all payroll and withholding taxes with respect to the shares of common stock to be issued to the Executive.
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.Obligations Which Survive Termination. Nothing in the foregoing provisions of this Article 2 shall be deemed to release the Company from any obligations which the Company may have with respect to the payment to the Executive of any benefits that the Executive is entitled to receive under the terms of the Gibraltar 401(k) Plan or any benefits that the Executive is entitled to receive under the terms of any other tax qualified retirement plan, any disability benefits plan or any life insurance plan which may be maintained by the Company. In addition, nothing in the foregoing provisions of this Article 2 shall be deemed to release the Company from any obligations which the Company has to provide Continuation Coverage to the Executive as required by the applicable provisions of ERISA and the Code.

ARTICLE 3.Miscellaneous

.Amendments. This Agreement may not be amended or modified orally, and no provision hereof may be waived, except in a writing signed by the parties hereto.

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.Assignment. This Agreement cannot be assigned by either party hereto except with the written consent of the other.
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.Entire Agreement. Except for the provisions of a change in control agreement made by and between the Executive and the Company on the date hereof (which change in control agreement sets forth the rights of the Executive upon the occurrence of a change in control as defined therein (such agreement being hereinafter the “Change in control Agreement”)), this Agreement contains the entire agreement between the Company and the Executive with respect to the subject matter hereof, supersedes all prior agreements, promises, covenants, arrangements and communications between the Executive and the Company. For the avoidance of doubt, if, following a Change in Control (as defined in the Change in Control Agreement) the Executive’s employment is terminated by the Company under circumstances which, under the terms of the Change in Control Agreement, constitute a Double Trigger Event (as defined in the change in Control Agreement), the Executive shall not be entitled to the payments provided for by this Agreement upon the occurrence of a termination of the Executive’s employment by the Company without Cause or by the Executive for a Good Reason and, instead, the terms of the Change in Control Agreement shall govern the rights of the Executive to payment on the occurrence of any such without Cause or Good Reason termination of the Executive’s employment.
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.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors in interest of the Executive and any successors in interest of the Company.
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.Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State except with respect to the internal affairs of the Company and its respective stockholders, which shall be governed by the General Company Law of the State of Delaware.
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.Notices. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given and received: (a) if delivered in person, on the date delivered to the Executive or, in the case of the Company, on the date delivered to the Senior Vice President - Human Resources; (b) if delivered by mail, (5) U.S. business days following the deposit of any such notice in the U.S. mail system for mailing by certified mail or registered mail, postage prepaid, addressed to the Executive at the address first above written or if to the Company, at its address first above written, attention Senior Vice President - Human Resources; and (c) if delivered by nationally recognized overnight delivery service, one U.S. business day following the date that such notice is deposited with such nationally recognized overnight delivery service postage prepaid, addressed to the Executive at the address which the Company maintains for the Executive or if to the Company, at its address first above written, attention Senior Vice President - Human Resources. From time to time, any party hereto may designate by written notice any other address or party to which such notice or communication or copies thereof shall be sent.
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.Severability of Provisions. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and this Agreement shall be interpreted as if such invalid, illegal or unenforceable provision was not contained herein.
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.409A Savings Clause.

(a)(a)    Any payments under this Agreement that may be excluded from Section 409A of the Internal Revenue Code of 1986, as amended (hereinafter “Section 409A”) either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. All provisions shall, to the maximum extent possible, be construed and interpreted in a manner which will cause such provisions to be implemented in a manner which complies with the applicable requirements of Section 409A and the regulations promulgated thereunder so as to avoid subjecting the Executive to taxation under Section 409A(a)(i)(A) of the Internal Revenue Code of 1986, as amended.

(b)Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A.”  Notwithstanding any other provision of this Agreement, if at the time of the Executive's termination of employment, he is a "specified employee", determined in accordance with Section 409A, any payments and benefits provided under this Agreement or otherwise that constitute "nonqualified deferred compensation" subject to Section 409A that are provided to the Executive on account of his separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Executive's termination date ("Specified Employee Payment Date"). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If the Executive dies during the six-month period, any delayed payments shall be paid to the Executive's estate in a lump sum upon the Executive's death.

(c)To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(i)the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year.

(ii)any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(iii)any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

.Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument. Facsimile transmission (including e-mail delivery of documents in Adobe pdf format) of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of a manually signed original of any such document.
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.Headings.    The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.
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IN WITNESS WHEREOF, the Executive and the Company have caused this Agreement to be executed as of the day and year first above written.

GIBRALTAR INDUSTRIES, INC.

By: /s/ William P. Montague                /s/ William T. Bosway
William P. Montague                        William T. Bosway
Chairman of the Board of Directors